Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1.	The form N—CSR of the Funds listed on Attachment A for the period ended August 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Form N—CSR of the Funds listed on Attachment A for the period ended August 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 7, 2005	/s/ Charles E. Porter
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N—CSR of the Funds listed on Attachment A for the period ended August 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N—CSR of the Funds listed on Attachment A for the period ended August 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: November 7, 2005                      /s/ Steven D. Krichmar
                                                       Steven D. Krichmar
                                                       Principal Financial Officer

Attachment A
N—CSR
Period (s) ended August 31, 2005

2MF	Putnam Small Cap Value Fund
29X	Putnam Floating Rate Income Fund
021	Putnam Health Sciences Trust
2AZ	Putnam International Capital Opportunities Fund
018	Putnam Global Natural Resources Fund
061	Putnam High Income Securities Fund (formerly Putnam High Income Bond Fund)
274	Putnam New Value Fund
014	Putnam High Yield Trust
7BF	Putnam Income Strategies Fund (formerly Putnam Income Opportunities Fund)